UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2016

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

904-1455 Howe Street,
Vancouver, B.C., Canada	V6Z 1C2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 684-1001

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant's Business and Operations

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Sterling Group Ventures Inc. (the "Company"), Chenguo Capital Ltd. ("Chenguo"), and Sterling Group Ventures (HK) Ltd. have signed a Settlement and Termination Agreement (the "Termination Agreement") to terminate the Purchase and Sale Agreement (the "Agreement") of April 9, 2016. Under the terms of the Agreement the Company paid the sum of $287,923 to Chenguo for working capital related to the development of a time share platform. As part of the termination, Sterling Group Ventures (HK) Ltd. (formerly named Euro Asia Premier Realty (HK) Ltd.) has been sold back to Chenguo and the Company paid $16,100 to Sterling Group Ventures (HK) Ltd. for its expenses together with the sum of $7,750 to a third party to expedite the termination. Any shares issued pursuant to the Agreement are currently being rescinded. All parties to the Termination Agreement agree not to sue any of the other parties for anything performed or not performed under the Agreement before or after the signing of the Termination Agreement.

Section 5 – Corporate Governance and Management

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As of August 31, 2016, as part of the termination of the Purchase and Sale Agreement, Hanwei Guo has resigned as a Director from Sterling Group Ventures Inc. and all its subsidiaries.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Settlement and Termination Agreement between Sterling Group Ventures Inc., Chenguo Capital Limited, and Sterling Group Ventures (HK) Ltd. and related UNDERTAKING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Christopher Tsakok
Christopher Tsakok
President & CEO

September 7, 2016